AMENDMENT NO. 2 TO AGREEMENT AND PLAN OF MERGER

            AMENDMENT NO. 2, dated as of October 13, 2006 ("Amendment No. 2") to the AGREEMENT AND PLAN OF MERGER, dated as of July 23, 2006, as amended by AMENDMENT NO. 1, dated as of September 11, 2006 (collectively, the "Merger Agreement"), by and among Lexington Corporate Properties Trust (the "Company") and Newkirk Realty Trust, Inc. ("NRT"). Capitalized terms used and not otherwise defined herein shall have the meanings set forth in the Merger Agreement.

                                    RECITALS

            The Company and NRT wish to amend the Merger Agreement pursuant to the terms hereof.

                                    AGREEMENT

            In consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties agree as follows:

                                    ARTICLE 1
                                   AMENDMENTS

      1.1 Section 6.01 (b)(iii). Section 6.01(b(iii)(B)(2) of the Merger Agreement is hereby amended and restated in its entirety as follows:

            "(2) a one-time distribution of $0.17 per Company Common Share and per common limited partnership interest of each of the Company Partnerships, and".

      1.2 Section 6.01 (b)(iv). Section 6.01(b(iv)(B)(5) of the Merger Agreement is hereby amended and restated in its entirety as follows:

            "(5) indebtedness for borrowed money incurred in order for the Company to pay the dividend of $0.17 per Company Common Share and per common limited partnership interest of each of the Company Partnerships set forth in
Section 6.01(b)(iii)(B)(2) or".

      1.3 Section 2.05. Section 2.05 of the Merger Agreement is hereby amended and restated in its entirety as follows:

            "The closing of the REIT Merger (the "Closing") shall occur as promptly as practicable (but in no event later than the second Business
      Day) after the date (the "Satisfaction Date") on which all of the conditions set forth in Article VIII ("the Closing Conditions"), other than those Closing Conditions which by their terms are required to be satisfied or waived at the Closing, shall have been satisfied or waived by the party entitled to the benefit of the same and, subject to the foregoing, the Closing shall take place at such time and on a date to be specified by the parties (the "Closing Date").

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            Notwithstanding the foregoing, the parties hereby agree to delay the
      Closing Date to on or about December 29, 2006 (the "Delayed Closing
      Date"). The following provisions shall apply to such Delayed Closing Date:

                  (i) from the Satisfaction Date, all exceptions to the consent requirements set forth in Sections 6.01(b) and 6.02(b), other than the provisions set forth in Sections 6.01(b)(ii), 6.01(b)(iii), 6.02(b)(ii), 6.02(b)(iii) and the last paragraph of Sections 6.01(b) and 6.02(b), shall be null and void and all such formerly excepted actions shall thereafter require the consent of the other party (not to be unreasonably withheld or delayed) and

                  (ii) on the Satisfaction Date, the Company shall deliver to
            NRT a certificate dated as of the Satisfaction Date, signed by an authorized officer of the Company, certifying that the representations and warranties of the Company in this Agreement that
            (A) are not made as of a specific date are true and correct in all material respects (without giving effect to any limitation on "materiality" set forth therein) as of the Satisfaction Date and (B) are made as of a specific date that is on or prior to the Satisfaction Date are true and correct (without giving effect to any limitation as to "materiality" set forth therein), as of such date, in each case except where the failure of such representations and warranties to be true and correct (without giving effect to any limitation as to "materiality" or "Material Adverse Effect" set forth therein) would not have a Material Adverse Effect.

                  (iii) on the Satisfaction Date, NRT shall deliver to the
            Company a certificate dated as of the Satisfaction Date, signed by an authorized officer of NRT, certifying that the representations and warranties of NRT in this Agreement that (A) are not made as of a specific date are true and correct in all material respects (without giving effect to any limitation on "materiality" set forth therein) as of the Satisfaction Date and (B) are made as of a specific date that is on or prior to the Satisfaction Date are true and correct (without giving effect to any limitation as to "materiality" set forth therein), as of such date, in each case except where the failure of such representations and warranties to be true and correct (without giving effect to any limitation as to "materiality" or "Material Adverse Effect" set forth therein) would not have a Material Adverse Effect.

                  (iv) on the Satisfaction Date, both parties shall deliver all agreements and documents required under Article VIII into escrow for delivery on and as of the Closing Date.

                  (v) subject to the satisfaction on or prior to the
            Satisfaction Date of all of the Closing Conditions (other than final delivery of agreements and documents required under Article VIII, which agreements and documents shall be executed and held in escrow for delivery on and as of the Closing Date) as well as delivery of the certificates referred to in (ii) and (iii) above, the Closing


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

            Conditions, other than Section 8.01(c), 8.01(d), 8.02(b), 8.02(c) (only with respect to the conditions specified in Section 8.02(b)), 8.03(b) and 8.03(c) (only with respect to the conditions specified in Section 8.03(b)) shall be irrevocably waived with respect to the Delayed Closing Date.

            The Closing shall take place at the offices of Paul, Hastings, Janofsky & Walker LLP, 75 East 55th Street, New York, New York, or at such other place as agreed to by the parties hereto. Notwithstanding anything herein to the contrary, the parties may at any time mutually agree in writing to accelerate the Closing Date.

                                    ARTICLE 2
                            MISCELLANEOUS PROVISIONS

      2.1 Authorization. Each of the Company and NRT is duly authorized to execute and deliver this Amendment and is and will continue to be duly authorized to perform its obligations under the Merger Agreement, as amended hereby.

      2.2 Ratification and Confirmation of the Merger Agreement; No Other Changes. Except as modified by this Amendment, the Merger Agreement is hereby ratified and confirmed in all respects. Nothing herein shall be held to alter, vary or otherwise affect the terms, conditions and provision of the Merger Agreement, other than as contemplated herein.

      2.3 Effectiveness. This Amendment shall be effective as of the date hereof.

      2.4 Amendment and Modification. This Amendment No. 2 may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing signed on behalf of each party and otherwise as expressly set forth herein.

      2.5 Counterparts. This Amendment No. 2 may be executed in two or more counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party.

      2.6 Facsimile Signature. This Amendment No. 2 may be executed by facsimile signature and a facsimile signature shall constitute an original for all purposes.

                  [Remainder of Page Intentionally Left Blank]


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            IN WITNESS WHEREOF, the Company and NRT have caused this Amendment
No. 2 to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                            LEXINGTON CORPORATE PROPERTIES TRUST


                                            By: /s/ T. Wilson Eglin
                                                --------------------------------
                                                Name: T. Wilson Eglin
                                                Title: Chief Executive Officer

                                            NEWKIRK REALTY TRUST, INC.


                                            By: /s/ Michael L. Ashner
                                                --------------------------------
                                                Name: Michael L. Ashner
                                                Title: Chief Executive Officer